Exhibit (h)(2)(g)
Schedule A
Administration and Shareholder Services Agreement
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF Loomis Sayles Large-Cap Growth Fund (formerly Blue Chip)
PF MFS International Large-Cap Fund
PF NB Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund
     Effective: January 1, 2006
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS

By:	/s/ James T. Morris

Name:	James T. Morris
Title:	President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ James T. Morris

Name:	James T. Morris
Title:	Executive Vice President

By:	/s/ Audrey L. Milfs

Name:	Audrey L. Milfs
Title:	Secretary